Exhibit 1.2

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. THIS LETTER OF TRANSMITTAL IS FOR USE IN ACCEPTING THE OFFER BY GOLDCORP INC. TO PURCHASE ALL OF THE ISSUED AND OUTSTANDING COMMON SHARES OF OSISKO MINING CORPORATION.

LETTER OF TRANSMITTAL

For the deposit of Common Shares and SRP Rights of

OSISKO MINING CORPORATION

Pursuant to the Offer dated January 14, 2014 made by

Goldcorp Inc.

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON FEBRUARY 19, 2014 (THE “EXPIRY TIME”), UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

USE THIS LETTER OF TRANSMITTAL IF:
1.	YOU WISH TO ACCEPT THE OFFER AND ARE DEPOSITING CERTIFICATE(S) REPRESENTING OSISKO SHARES AND, IF APPLICABLE, RIGHTS CERTIFICATE(S);
2.	YOU ARE A US OSISKO SHAREHOLDER AND WISH TO ACCEPT THE OFFER USING THE PROCEDURES FOR BOOK-ENTRY TRANSFER WITH DTC AND DO NOT HAVE AN AGENT’S MESSAGE; OR
3.	YOU PREVIOUSLY DELIVERED A NOTICE OF GUARANTEED DELIVERY.

CANADIAN OSISKO SHAREHOLDERS WHO ACCEPT THE OFFER THROUGH A BOOK-ENTRY TRANSFER WITH CDS WILL BE DEEMED TO HAVE COMPLETED AND SUBMITTED A LETTER OF TRANSMITTAL AND BE BOUND BY THE TERMS HEREOF.

This letter of transmittal (the “Letter of Transmittal”), properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, is to be used to deposit common shares (the “Common Shares”) of Osisko Mining Corporation (“Osisko”), together with the associated rights (the “SRP Rights”) issued under the Shareholder Rights Plan, under the offer dated January 14, 2014 (the “Offer”) made by Goldcorp Inc. (the “Offeror”). The Common Shares together with the associated SRP Rights are referred to herein as the “Osisko Shares”.

Pursuant to the Offer, the Offeror has offered to purchase, on and subject to the terms and conditions of the Offer, all of the issued and outstanding Common Shares, together with the associated SRP Rights issued under the Shareholder Rights Plan, which includes Osisko Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time upon the exercise, conversion or exchange of options, warrants, debentures or other securities of Osisko that are exercisable for, convertible into or exchangeable for Osisko Shares, other than SRP Rights (“Convertible Securities”). Capitalized terms used but not defined in this Letter of Transmittal which are defined in the Offer and take-over bid circular accompanying the Offer (the “Offer and Circular”) have the respective meanings ascribed thereto in the Offer and Circular. The terms and conditions of the Offer are incorporated by reference into this Letter of Transmittal. The Offer and Circular contain important information and Osisko Shareholders are urged to read the Offer and Circular in its entirety. All dollar references in this Letter of Transmittal refer to Canadian dollars.

This Letter of Transmittal, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, must be received by CST Trust Company (the “Depositary”) at its office in Toronto, Ontario as specified on the back page of this Letter of Transmittal, at or prior to the Expiry Time.

Pursuant to the Offer, each holder of Osisko Shares (each an “Osisko Shareholder” and, collectively, the “Osisko Shareholders”) will receive $2.26 in cash and 0.146 of a common share of the Offeror (each whole common share, a “Goldcorp Share”) for each Osisko Share deposited under by an Osisko Shareholder under the Offer.

No fractional Goldcorp Shares will be issued pursuant to the Offer. Where the aggregate number of Goldcorp Shares to be issued to an Osisko Shareholder pursuant to the Offer would result in a fraction of a Goldcorp Share being issuable, the number of Goldcorp Shares to be received by such Osisko Shareholder will either be rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) to the nearest whole number and the amount of cash to be received by such Osisko Shareholder will correspondingly be either decreased or increased (on the basis of $25.29 per Goldcorp Share) to the nearest whole cent.

An Osisko Shareholder depositing Common Shares will be deemed to have deposited all SRP Rights associated with such Common Shares. No additional payment will be made for the SRP Rights and no part of the consideration to be paid by the Offeror will be allocated to the SRP Rights.

Osisko Shareholders may also accept the Offer by following the procedures for book-entry transfer as set out in Section 3 of the Offer, “Manner of Acceptance — Acceptance by Book-Entry Transfer”. An Osisko Shareholder accepting the Offer by following the procedures for book-entry transfer does not need to use this Letter of Transmittal unless such Osisko Shareholder is following the procedures for book-entry transfer with The Depositary Trust Company (“DTC”) and does not have an accompanying Agent’s Message. An Osisko Shareholder who utilizes DTC to accept the Offer by causing DTC to deliver an Agent’s Message of the book-entry transfer of such Osisko Shareholder’s Osisko Shares will be bound by the terms of this Letter of Transmittal as if executed by such Osisko Shareholder. Osisko Shareholders, and their respective CDS participants, who utilize CDSX to accept the Offer through a book-entry transfer of their holdings into the Depositary’s account with CDS shall be deemed to have completed and submitted a Letter of Transmittal and to be bound by the terms hereof. Accordingly, where Osisko Shares are deposited by book-entry transfer without delivery of an executed Letter of Transmittal, unless the context otherwise requires, references herein to the “undersigned” are to the person on whose behalf that book-entry transfer is made (notwithstanding that such person has not executed a Letter of Transmittal).

If an Osisko Shareholder wishes to accept the Offer and deposit Osisko Shares pursuant to the Offer and (a) the certificate(s) representing the Osisko Shares and, if the Separation Time has occurred prior to the Expiry Time, certificate(s) evidencing the SRP Rights (the “Rights Certificates”) is (are) not immediately available, (b) the Osisko Shareholder cannot complete the procedure for book-entry transfer of such Osisko Shares on a timely basis, (c) the certificate(s) and Rights Certificate(s), if applicable, and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, or (d) the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Osisko Shareholders prior to the Expiry Time, those Osisko Shares must be deposited according to the guaranteed delivery procedure set out in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery” by using the accompanying Notice of Guaranteed Delivery (printed on YELLOW paper) or a manually executed facsimile thereof. See Instruction 2 herein, “Procedure for Guaranteed Delivery”.

The Depositary, D.F. King & Co., Inc., as information agent (the “Information Agent”), GMP Securities L.P. and Scotia Capital Inc., as dealer managers (the “Dealer Managers”) (the addresses and telephone numbers of which are located on the back page of this Letter of Transmittal) or your broker or other financial advisor can assist you in completing this Letter of Transmittal. Persons whose Osisko Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should immediately contact such nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such Osisko Shares under the Offer. Intermediaries likely have established tendering cut-off times that are up to 48 hours prior to the Expiry Time. Osisko Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

The Offer is made only for Osisko Shares and is not made for any Convertible Securities. Any holder of Convertible Securities who wishes to accept the Offer must, to the extent permitted by the terms of the Convertible Security and subject to applicable Laws, exercise, convert or exchange the Convertible Securities sufficiently in advance of the Expiry Time in order to obtain certificate(s) representing Osisko Shares and deposit those Osisko Shares pursuant to the Offer. Any such exercise, conversion or exchange must be completed sufficiently in advance of the Expiry Time to assure the holder of such Convertible Securities will have certificate(s) representing the Osisko Shares and Rights Certificates, if applicable, received on such exercise, conversion, or exchange available for deposit at or prior to the Expiry Time, or in sufficient time to comply with the procedures hereunder.

COMPLETION OF THE OFFER IS SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS. NO PAYMENT OF ANY CASH AND SHARE CONSIDERATION WILL BE MADE PRIOR TO THE EFFECTIVE TIME.

YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW. DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ON THE BACK PAGE HEREOF WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

IF YOU ARE A US OSISKO SHAREHOLDER (as defined in Block E below), YOU MUST ALSO COMPLETE THE ENCLOSED IRS FORM W-9 OR IRS FORM W-8, WHICHEVER IS APPLICABLE (SEE INSTRUCTION 8, “IMPORTANT TAX INFORMATION FOR US OSISKO SHAREHOLDERS”).

Please read carefully the Instructions set forth below before completing this Letter of Transmittal.

TO:	GOLDCORP INC.
AND TO:	CST TRUST COMPANY, as Depositary

Upon the terms (including the right of withdrawal) and subject to the conditions of the Offer as set out in the Offer and Circular and in this Letter of Transmittal, the undersigned hereby irrevocably accepts the Offer and deposits under the Offer the Deposited Osisko Shares and, effective immediately following the time when the Offeror takes-up Osisko Shares under the Offer (the “Effective Time”), irrevocably sells, assigns and transfers to the Offeror all of the right, title and interest of the undersigned in and to the Deposited Osisko Shares and any Distributions. The term “Distributions” refers to any and all dividends, distributions, payments, securities, property or other interests which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Osisko Shares or any of them on and after the date of the Offer, including, without limitation, any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests.

BOX 1

DESCRIPTION OF OSISKO SHARES DEPOSITED UNDER THE OFFER (Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the form below.)

Certificate Number(s) (if available)	Name(s) in Which Certificate(s) is (are) Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))*	Number of Osisko Shares Represented by Certificate(s)*	Number of Osisko Shares Deposited**

TOTAL:

*       You do not need to complete these columns in respect of Osisko Shares deposited by book-entry transfer.

**     If you desire to deposit fewer than all Osisko Shares evidenced by any certificate(s) listed above, please indicate in this column the number of Osisko Shares you wish to deposit. Unless otherwise indicated, the total number of Osisko Shares evidenced by all certificate(s) delivered will be deemed to have been deposited. See Instruction 6 of this Letter of Transmittal, “Partial Deposits”.

The undersigned understands that by depositing Common Shares under the Offer, the undersigned will be deemed to have deposited all SRP Rights associated with such Common Shares. Unless waived by the Offeror, Osisko Shareholders are required to deposit one SRP Right for each Common Share in order to effect a valid deposit of such Common Share or, if available, a Book-Entry Confirmation must be received by the Depositary with respect thereto. No additional payment will be made for SRP Rights and no part of the consideration to be paid by the Offeror will be allocated to the SRP Rights.

Please note that you need not complete Box 2 if the Separation Time has not occurred prior to the Expiry Time.

BOX 2
DESCRIPTION OF SRP RIGHTS DEPOSITED UNDER THE OFFER (Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the form below.)

Rights Certificate Number(s) (if available)	Name(s) in Which Rights Certificate(s) is (are) Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))*	Number of SRP Rights Represented by Rights Certificate(s) *	Number of SRP Rights Deposited**

TOTAL:

*       You do not need to complete these columns in respect of SRP Rights deposited by book-entry transfer.

**     If you desire to deposit fewer than all SRP Rights evidenced by any Rights Certificate(s) listed above, please indicate in this column the number of SRP Rights you wish to deposit. Unless otherwise indicated, the total number of SRP Rights evidenced by all Rights Certificate(s) delivered will be deemed to have been deposited. See Instruction 6 of this Letter of Transmittal, “Partial Deposits”.

The following procedures must be followed in order to effect the valid deposit of SRP Rights associated with the deposited Common Shares:

1.	If the Separation Time does not occur prior to the Expiry Time, a deposit of Common Shares will also constitute a deposit of the associated SRP Rights.

2.	If the Separation Time occurs prior to the Expiry Time and Rights Certificates are distributed by Osisko to Osisko Shareholders prior to the time that the holder’s Common Shares are deposited pursuant to the Offer, in order for the Common Shares to be validly deposited, Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited must be delivered with the Letter of Transmittal or, if available, a Book-Entry Confirmation, to the Depositary.

3.	If the Separation Time occurs prior to the Expiry Time and Rights Certificates are not distributed by the time that an Osisko Shareholder deposits its Common Shares pursuant to the Offer, the Osisko Shareholder may deposit its SRP Rights prior to receiving Rights Certificate(s) by using the guaranteed delivery procedure described herein.

In any case, a deposit of Common Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited pursuant to the Offer or, if available, a Book-Entry Confirmation, to the Depositary at its office in Toronto, Ontario at or prior to 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange (“TSX”) after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs prior to the Expiry Time, that the Depositary receive, prior to taking-up the Common Shares for payment pursuant to the Offer, Rights Certificate(s) from an Osisko Shareholder representing SRP Rights at least equal in number to the Common Shares deposited by such holder.

IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Offer and in this Letter of Transmittal, subject only to the withdrawal rights set out in the Offer, the undersigned irrevocably accepts the Offer for and in respect of the Osisko Shares and delivers to the Offeror the enclosed certificate(s), if applicable, representing the Osisko Shares and Rights Certificate(s), if applicable, and, on and subject to the terms and conditions of the Offer, deposits, sells, assigns and transfers to the Offeror all right, title and interest in and to the Deposited Osisko Shares, and in and to all rights and benefits arising from such Deposited Osisko Shares, including, without limitation, any and all Distributions.

The undersigned hereby acknowledges receipt of the Offer and Circular and acknowledges that there will be a binding agreement between the undersigned and the Offeror, effective immediately following the time at which the Offeror takes-up the Deposited Osisko Shares, in accordance with the terms and subject to the conditions of the Offer.

The undersigned represents and warrants that:

(a)	the undersigned has received the Offer and Circular;

(b)	the undersigned has full power and authority to deposit, sell, assign and transfer the Deposited Osisko Shares and all rights and benefits arising from such Deposited Osisko Shares including, without limitation, any Distributions, to the Offeror;

(c)	the undersigned has good title to and is the beneficial owner of the Deposited Osisko Shares and any Distributions deposited under the Offer;

(d)	the Deposited Osisko Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Osisko Shares or Distributions to any other person;

(e)	the deposit of the Deposited Osisko Shares and Distributions complies with applicable Laws;

(f)	all information inserted by the undersigned in this Letter of Transmittal is accurate and complete; and

(g)	the Deposited Osisko Shares and any Distributions taken-up and paid for by the Offeror under the Offer shall be transferred by the Osisko Shareholder and good title thereto shall be acquired by the Offeror free and clear of all liens, restrictions, charges, encumbrances, claims and equities and together with all rights and benefits arising therefrom, including, without limitation, the right to any and all dividends, Distributions, payments, securities, property, rights, assets or other interests which may be accrued, declared, paid, issued, distributed, made or transferred on or after the date of the Offer on or in respect of the Osisko Shares, whether or not separated from the Osisko Shares.

These representations and warranties will survive the completion of the Offer.

The undersigned acknowledges that under certain circumstances the Offeror may, among other things, (a) vary, extend or terminate the Offer (see Section 5 of the Offer, “Extension and Variation in the Offer”), or (b) make such adjustments as it considers appropriate to the purchase price and other terms of the Offer to reflect any changes on or after the date of the Offer in the Osisko Shares or Osisko’s capitalization (see Section 10 of the Offer, “Changes in Capitalization, Dividends and Distributions”). In addition, the undersigned acknowledges that if, on or after the date of the Offer, Osisko should divide, combine, reclassify, consolidate, convert or otherwise change any of the Osisko Shares or its capitalization, issue any Osisko Shares, or issue, grant or sell any securities convertible into Osisko Shares, or disclose that it has taken or intends to take any such action, then the Offeror, in its sole discretion and without prejudice to its rights under “Conditions of the Offer” in Section 4 of the Offer, may make such adjustments as it considers appropriate to the purchase price and the other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the consideration payable therefor) to reflect that division, combination, reclassification, consolidation, conversion, issuance, grant, sale or other change.

If, on or after the date of the Offer, Osisko should declare, set aside or pay any dividend or declare, make or pay any other Distribution or payment on, or declare, allot, reserve or issue any securities, rights or other interests with respect to any Osisko Share which is or are payable or distributable to Osisko Shareholders on a record date that is prior to the date of transfer into the name of the Offeror or its nominee or transferee on the register of Osisko Shareholders maintained by or on behalf of Osisko in respect of Osisko Shares accepted for purchase under the Offer, then (and without prejudice to its rights under “Conditions of the Offer” in Section 4 of the Offer):

(a)	in the case of any such cash dividend, Distribution or payment that in the aggregate amount does not exceed the cash consideration payable per Osisko Share, the amount of the dividends, Distributions or payments will be received and held by the depositing Osisko Shareholder for the account of the Offeror until the Offeror pays for such Osisko Shares and the purchase price per Osisko Share payable by the Offeror pursuant to the Offer will be reduced by the amount of any such dividend, Distribution or payment; and

(b)	in the case of any such cash dividend, Distribution or payment that in the aggregate amount exceeds the cash consideration payable per Osisko Share, or in the case of any other non-cash dividend, Distribution, payment, right or other interest, the whole of any such dividend, Distribution, payment, right or other interest (and not simply the portion that exceeds the purchase price per Osisko Share payable by the Offeror under the Offer), will be received and held by the depositing Osisko Shareholder for the account of the Offeror and will be promptly remitted and transferred by the depositing Osisko Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer.

Pending such remittance, the Offeror will be entitled to all rights and privileges as the owner of any such dividend, Distribution, payment, right or other interest and may withhold the entire amount of cash and share consideration payable by the Offeror pursuant to the Offer or deduct from the cash and share consideration payable by the Offeror pursuant to the Offer the amount or value thereof, as determined by the Offeror in its sole discretion.

The undersigned irrevocably constitutes and appoints, effective on and after the Effective Time, certain officers of the Offeror and any other person designated by the Offeror in writing as the true and lawful agents, attorneys, attorneys-in-fact and proxies of the depositing Osisko Shareholder (which Osisko Shares upon being taken-up are, together with any Distributions thereon, hereinafter referred to as the “Purchased Securities”) with respect to the Purchased Securities, with full power of substitution (such power of attorney, being deemed to be an irrevocable power coupled with an interest):

(a)	to register or record the transfer and/or cancellation of such Purchased Securities (to the extent consisting of securities) on the appropriate register maintained by Osisko or its transfer agent;

(b)	for so long as any Purchased Securities are registered or recorded in the name of such Osisko Shareholder, to exercise any and all rights of such Osisko Shareholder including, without limitation, the right to vote, to execute and deliver any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to the Offeror in respect of any or all Purchased Securities, to revoke any such instrument, authorization or consent given prior to or after the Effective Time, to designate in such instrument, authorization or consent any person or persons as the proxy of such Osisko Shareholder in respect of the Purchased Securities for all purposes including, without limitation, in connection with any meeting or meetings (whether annual, special or otherwise, or any adjournment thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of Osisko;

(c)	to execute, endorse and negotiate, for and in the name of and on behalf of such Osisko Shareholder, any and all cheques or other instruments representing any Distributions payable to or to the order of, or endorsed in favour of, such Osisko Shareholder;

(d)	to exercise any other rights of a holder of Purchased Securities; and

(e)	to execute all such further and other documents, transfers or other assurances as may be necessary or desirable in the sole judgment of the Offeror to effectively convey such Purchased Securities to the Offeror.

The undersigned revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the Osisko Shareholder at any time with respect to the Deposited Osisko Shares or any Distributions. The undersigned agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the Deposited Osisko Shares or any Distributions by or on behalf of the depositing Osisko Shareholder unless the Deposited Osisko Shares are not taken-up and paid for under the Offer or are withdrawn in accordance with Section 7 of the Offer, “Right to Withdraw Deposited Shares”.

The undersigned agrees not to vote any of the Purchased Securities at any meeting (whether annual, special or otherwise, or any adjournment thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of securities of Osisko and not to exercise any of the other rights or privileges attached to the Purchased Securities, and agrees to execute and deliver to the Offeror any and all instruments of proxy, authorizations or consents, in form and on terms satisfactory to the Offeror, in respect of the Purchased Securities, and to appoint in any such instruments of proxy, authorizations or consents, the person or persons specified by the Offeror as the proxy or the proxy nominee(s) of the holder of the Purchased Securities. Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the holder of such Purchased Securities with respect thereto will be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto.

The undersigned covenants and agrees to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to the Offeror. The undersigned acknowledges that all authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal is, to the extent permitted by Law, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by Law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned in this Letter of Transmittal shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer and Circular, the deposit of Osisko Shares pursuant to the Offer and this Letter of Transmittal is irrevocable.

The authority herein conferred, coupled with an interest, is not intended to be a continuing power of attorney within the meaning of and governed by the Substitute Decisions Act (Ontario), or any similar power of attorney under equivalent legislation in any of the provinces or territories of Canada (a “CPOA”). The execution of this Letter of Transmittal shall not terminate any such CPOA granted by the undersigned previously and shall not be terminated by the execution by the undersigned in the future of the CPOA, and the undersigned hereby agrees not to take any action in the future which results in the termination of the authority herein conferred.

The Depositary will act as the agent of persons who have deposited Osisko Shares in acceptance of the Offer for the purposes of receiving payment from the Offeror and transmitting payment to such persons, and receipt of payment by the Depositary will be deemed to constitute receipt of payment by persons depositing Osisko Shares under the Offer.

All cash amounts payable under the Offer will be paid in Canadian dollars. Settlement with each Osisko Shareholder who has deposited (and not withdrawn) Osisko Shares under the Offer will be made by the Depositary issuing or causing to be issued a cheque (except for payments in excess of $25 million, which will be made by wire transfer, as set out in this Letter of Transmittal) payable in Canadian funds and delivering or causing to be delivered certificates or by book-entry transfer, if applicable, representing Goldcorp Shares in the amount to which the person depositing Osisko Shares is entitled. Unless otherwise directed by this Letter of Transmittal, the cheque and certificate(s) or DRS Statement(s) will be issued in the name of the registered holder of the Deposited Osisko Shares so deposited. Unless the person depositing the Osisko Shares instructs the Depositary to hold the cheque and certificate(s) for pick-up by checking the appropriate box in this Letter of Transmittal (Block C), the cheque and certificate(s) or DRS Statement(s) will be forwarded by first-class mail to such person at the address specified in this Letter of Transmittal. If no such address is specified, the cheque and certificate(s) or DRS Statement(s) will be sent to the address of the registered holder of Osisko Shares as shown on the securities register maintained by or on behalf of Osisko. Cheques and certificate(s) or DRS Statement(s) mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing. Pursuant to applicable Laws, the Offeror may, in certain circumstances, be required to make withholdings from the amount otherwise payable to an Osisko Shareholder.

Pursuant to rules of the Canadian Payments Association, a $25 million ceiling has been established on cheques, bank drafts and other paper-based payments processed through Canada’s clearing system. As a result, any payment to the undersigned in excess of $25 million will be effected by the Depositary by wire transfer in accordance with the Large Value Transfer System Rules established by the Canadian Payments Association. Accordingly, settlement with the undersigned involving a payment in excess of $25 million will be made only in accordance with wire transfer instructions provided by the undersigned to the Depositary in writing. In the event wire transfer instructions are required as set out above, the Depositary will contact the undersigned promptly following the Expiry Time for purposes of obtaining wire transfer instructions. Any delay in payment by the Depositary resulting from the provision by the undersigned of wire transfer instructions will not entitle the undersigned to interest or other compensation in addition to the amounts to which the undersigned is entitled pursuant to the Offer.

The undersigned acknowledges that the Offeror has no obligation pursuant to the instructions given below to transfer any Osisko Shares deposited pursuant to the Offer from the name of the registered holder thereof if the Offeror does not purchase any of the Deposited Osisko Shares. Any Deposited Osisko Shares that are not taken-up and paid for by the Offeror pursuant to the terms and conditions of the Offer for any reason will be returned, at the Offeror’s expense, to the depositing Osisko Shareholder as soon as practicable after the Expiry Time or withdrawal of the Offer, by either: (a) sending certificates representing the Osisko Shares and Rights Certificates, if applicable, not purchased by first-class insured mail to the address of the depositing Osisko Shareholder specified in this Letter of Transmittal or, if such name or address is not so specified, in such name and to such address as shown on the securities register maintained by or on behalf of Osisko; or (b) in the case of Osisko Shares deposited by book-entry transfer pursuant to the procedures set out in “Manner of Acceptance — Acceptance by Book-Entry Transfer” in Section 3 of the Offer, such Osisko Shares will be credited to the depositing Osisko Shareholder’s account maintained with CDS or DTC, as applicable, from which such book-entry transfer was made.

The undersigned agrees that all questions as to the validity, form, eligibility (including, without limitation, timely receipt) and acceptance of Deposited Osisko Shares will be determined by the Offeror in its sole discretion and that such determination shall be final and binding. In addition, the undersigned acknowledges that: (a) the Offeror reserves the absolute right to reject any and all deposits of Osisko Shares which it determines not to be in proper form or which may be unlawful to accept under the Laws of any jurisdiction, (b) the Offeror reserves the absolute right to waive any defects or irregularities in the deposit of any Osisko Shares, (c) there shall be no duty or obligation of the Offeror, the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice, (d) the Offeror’s interpretation of the terms and conditions of the Offer and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery, if applicable, and any other related documents will be final and binding, and (e) the Offeror reserves the right to permit the Offer to be accepted in a manner other than as set forth in the Offer and Circular.

The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Osisko Shares on the purchase price of Osisko Shares purchased by the Offeror, regardless of any delay in making such payment.

Osisko Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Osisko Shares directly with the Depositary or if they make use of the services of a member of the Soliciting Dealer Group to accept the Offer.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné est réputé avoir requis que tout contrat attesté par l’offre et son acceptation par cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

SHAREHOLDER INFORMATION AND INSTRUCTIONS

Before signing this Letter of Transmittal, please review carefully and complete the following boxes, as appropriate.

BLOCK A REGISTRATION AND PAYMENT INSTRUCTIONS (See Instruction 3) ISSUE CHEQUE AND GOLDCORP SHARES IN THE NAME OF: (please print or type)	BLOCK B DELIVERY INSTRUCTIONS (See Instruction 3) SEND CHEQUE AND GOLDCORP SHARES (unless BLOCK C is checked) TO: (please print or type) ☐ Same as address in Block A or to:
(Name)	(Name)
(Street Address and Number)	(Street Address and Number)
(City and Province/State)	(City and Province/State)
(Country and Postal/Zip Code)	(Country and Postal/Zip Code)
(Telephone – Business Hours)	(Telephone – Business Hours)
(Tax Identification or Social Insurance or Social Security Number)	(Tax Identification or Social Insurance or Social Security Number)
(E-mail Address)	(E-mail Address)

BLOCK C SPECIAL PICK-UP INSTRUCTIONS ☐ HOLD CHEQUE AND GOLDCORP SHARES FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY WHERE THIS LETTER OF TRANSMITTAL IS DEPOSITED.

BLOCK D DRS ACCOUNT ☐ CHECK HERE IF GOLDCORP SHARES ARE TO BE ISSUED AS DRS

BLOCK E

STATUS AS US OSISKO SHAREHOLDER

TO BE COMPLETED BY ALL SHAREHOLDERS BY SELECTING ONE BOX BELOW

(See Instruction 8)

Indicate whether you are a US Osisko Shareholder or are acting on behalf of a US Osisko Shareholder:

☐      The person signing on Block H represents that it is not a US Osisko Shareholder and is not acting on behalf of a US Osisko Shareholder.

☐      The person signing on Block H is a US Osisko Shareholder or is acting on behalf of a US Osisko Shareholder.

A “US Osisko Shareholder” is any holder of Osisko Shares that is either (A) providing an address in Block A or B that is located within the United States or any territory or possession thereof or (B) a US person for US federal income tax purposes. An Osisko Shareholder is a US person for US federal income tax purposes if the Osisko Shareholder is: (A) an individual citizen or resident alien of the United States as determined for US federal income tax purposes; (B) any entity classified as a corporation or partnership for US federal income tax purposes, that is created or organized in or under the Laws of the US or any state in the US, including the District of Columbia; (C) an estate, the income of which is subject to US federal income tax regardless of its source; or (D) a trust if: (i) it has validly elected to be treated as a US person for US federal income tax purposes; or (ii) a US court is able to exercise primary supervision over its administration and one or more US persons have the authority to control all substantial decisions of the trust.

To avoid US backup withholding, if you are a US Osisko Shareholder or acting on behalf of a US Osisko Shareholder, you must duly complete and timely return to the Depositary the enclosed Form W-9 (see page 12 of this Letter of Transmittal) or, in certain circumstances, another withholding tax certificate. You can find more information in Instruction 8, “Important Tax Information For US Osisko Shareholders”.

BLOCK F

DEPOSIT PURSUANT TO NOTICE OF GUARANTEED DELIVERY

☐      CHECK HERE IF OSISKO SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING: (please print or type)

Name of Registered Holder:

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if any):

Name of Institution which Guaranteed Delivery:

BLOCK G DEALER OR BROKER SOLICITING ACCEPTANCE OF THE OFFER (See Instruction 7) The undersigned represents that the dealer or broker who solicited and obtained this deposit is: (please print or type)
(Firm)	(Registered Representative)	(Telephone Number)
☐ CHECK HERE IF LIST OF BENEFICIAL HOLDERS IS ATTACHED Please send any solicitation fee requests to the Depositary no later than 30 Business Days after the Expiry Date.

BLOCK H

SHAREHOLDER SIGNATURE AND SIGNATURE GUARANTEE

By signing below, the undersigned expressly agrees to the terms and conditions set forth above.

This Letter of Transmittal must be signed below by the registered Osisko Shareholder(s) exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) representing the Deposited Osisko Shares and Rights Certificate(s), if applicable, or on a security position listing or by person(s) authorized to become registrant holder(s) by certificate(s) and documents transmitted herewith, or, pursuant to Instruction 4, by a fiduciary or authorized representative.

Signature guaranteed by (if required under Instruction 3):	Dated:
Authorized Signature of Guarantor	Signature of Osisko Shareholder or Authorized Representative (see Instructions 3 and 4)
Name of Guarantor (please print or type)	Name of Osisko Shareholder or Authorized Representative (please print or type)
Address of Guarantor (please print or type)	Daytime telephone number and facsimile number of Osisko Shareholder or Authorized Representative
Tax Identification, Social Insurance or Social Security Number

Form **W-9**
(Rev. August 2013)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ______

☐ Other (see instructions) ▶

Exemptions (see instructions):

Exempt payee code (if any) ______

Exemption from FATCA reporting code (if any) ______

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below), and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. The IRS has created a page on IRS.gov for information about Form W-9, at *www.irs.gov/w9*. Information about any future developments affecting Form W-9 (such as legislation enacted after we release it) will be posted on that page.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, payments made to you in settlement of payment card and third party network transactions, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

Cat. No. 10231X Form **W-9** (Rev. 8-2013)

Form W-9 (Rev. 8-2013) Page 2

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity,

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust, and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code* on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships* on page 1.

What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name/disregarded entity name" line.

Partnership, C Corporation, or S Corporation. Enter the entity's name on the "Name" line and any business, trade, or "doing business as (DBA) name" on the "Business name/disregarded entity name" line.

Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulation section 301.7701-2(c)(2)(iii). Enter the owner's name on the "Name" line. The name of the entity entered on the "Name" line should never be a disregarded entity. The name on the "Name" line must be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on the "Name" line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on the "Business name/disregarded entity name" line. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Note. Check the appropriate box for the U.S. federal tax classification of the person whose name is entered on the "Name" line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the "Name" line is an LLC, check the "Limited liability company" box only and enter the appropriate code for the U.S. federal tax classification in the space provided. If you are an LLC that is treated as a partnership for U.S. federal tax purposes, enter "P" for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter "C" for C corporation or "S" for S corporation, as appropriate. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the "Name" line) is another LLC that is not disregarded for U.S. federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the "Name" line.

Other entities. Enter your business name as shown on required U.S. federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name/disregarded entity name" line.

Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the *Exemptions* box, any code(s) that may apply to you. See *Exempt payee code* and *Exemption from FATCA reporting code* on page 3.

Form W-9 (Rev. 8-2013) Page **3**

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following codes identify payees that are exempt from backup withholding:

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the "Name" line must sign. Exempt payees, see *Exempt payee code* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

Form W-9 (Rev. 8-2013) Page 4

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 1.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

INSTRUCTIONS

1.	Use of Letter of Transmittal

(a)	This Letter of Transmittal, properly completed and duly executed, with the signature(s) guaranteed if required by Instruction 3 below, together with accompanying certificate(s) representing the Osisko Shares and Rights Certificate(s), if applicable, (or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to the Deposited Osisko Shares and, in the case of DTC accounts, this Letter of Transmittal or an Agent’s Message in lieu of a Letter of Transmittal, with respect thereto) and all other documents required by the terms of the Offer and this Letter of Transmittal must be physically received by the Depositary at its office in Toronto, Ontario as specified on the back page of this Letter of Transmittal at or prior to 5:00 p.m. (Toronto time) on February 19, 2014, the Expiry Time, unless the Offer is extended or withdrawn or unless the procedure for guaranteed delivery set out in Instruction 2 below is used.

(b)	The method used to deliver this Letter of Transmittal, any accompanying certificate(s) representing Osisko Shares and Rights Certificate(s), if applicable, (or any Book-Entry Confirmation and Agent’s Message, as applicable), and all other required documents is at the option and risk of the depositing Osisko Shareholder. The Offeror recommends that those documents be delivered by hand to the Depositary and that a receipt be obtained or, if mailed, that registered mail, properly insured, be used with an acknowledgement of receipt requested. It is suggested that any such mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary at or prior to the Expiry Time. Delivery will only be effective upon actual receipt by the Depositary at its office in Toronto, Ontario as specified on the back page hereof.

Persons whose Osisko Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should immediately contact such nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such Osisko Shares under the Offer. Intermediaries likely have established tendering cut-off times that are up to 48 hours prior to the Expiry Time. Osisko Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

2.	Procedure for Guaranteed Delivery

If an Osisko Shareholder wishes to accept the Offer and deposit Osisko Shares pursuant to the Offer and (a) the certificate(s) representing the Osisko Shares and, if the Separation Time has occurred prior to the Expiry Time, Rights Certificate(s), is (are) not immediately available, (b) the Osisko Shareholder cannot complete the procedure for book-entry transfer of such Osisko Shares on a timely basis, (c) the certificate(s) and Rights Certificate(s), if applicable, and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, or (d) the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Osisko Shareholders prior to the Expiry Time, those Osisko Shares may nevertheless be deposited pursuant to the Offer, provided that all of the following conditions are met:

(a)	such deposit is made by or through an Eligible Institution (as defined below);

(b)	a properly completed and duly executed Notice of Guaranteed Delivery (printed on YELLOW paper) in the form accompanying the Offer and Circular (or a manually executed facsimile thereof), including a guarantee to deliver by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary at its office in Toronto, Ontario as specified in the Notice of Guaranteed Delivery at or prior to the Expiry Time;

(c)

the certificate(s) representing all Deposited Osisko Shares and, if the Separation Time has occurred prior to the Expiry Time and Rights Certificates have been distributed to Osisko Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights together with this Letter of Transmittal, properly completed and duly executed with signature(s) guaranteed if so required in accordance with Instruction 3 below (or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to the Deposited Osisko Shares and, in the case of DTC accounts, this Letter of Transmittal or an Agent’s Message in lieu of a Letter of Transmittal), and all other documents required by the terms of the Offer and this Letter of

Transmittal are received by the Depositary at its office in Toronto, Ontario as specified in this Letter of Transmittal at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date; and

(d)	in the case of SRP Rights, where the Separation Time occurred prior to the Expiry Time but Rights Certificates have not been distributed to Osisko Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with this Letter of Transmittal, properly completed and duly executed with signature(s) guaranteed if so required in accordance with Instruction 3 below, and all other documents required by the terms of the Offer and this Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario as specified in this Letter of Transmittal at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after Rights Certificates are distributed to Osisko Shareholders.

The Notice of Guaranteed Delivery must be delivered by hand, couriered, transmitted by facsimile or mailed to the Depositary at its office in Toronto, Ontario as specified in the Notice of Guaranteed Delivery at or prior to the Expiry Time and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and all other required documents to an address or transmission by facsimile to a facsimile number other than those specified in the Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule 1 chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

3.	Signatures

This Letter of Transmittal must be completed and executed by the Osisko Shareholder accepting the Offer described above or by such Osisko Shareholder’s duly authorized representative (in accordance with Instruction 4).

No signature guarantee is required on the Letter of Transmittal if:

(a)	the Letter of Transmittal is signed by the registered holder(s) of the accompanying certificate(s) representing the Deposited Osisko Shares, and Rights Certificate(s), if applicable, exactly as the name(s) of the registered holder(s) appears on the certificate(s) representing the Deposited Osisko Shares, without any change whatsoever, and the cash payable and certificates for Goldcorp Shares issuable, in each case under the Offer, are to be issued and delivered directly to such registered holder(s); or

(b)	Osisko Shares are deposited for the account of an Eligible Institution.

If any Deposited Osisko Shares are owned of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

If this Letter of Transmittal is executed by a person other than the registered holder(s) of the Deposited Osisko Shares, or if the cash payable and certificates for the Goldcorp Shares are to be issued or delivered to a person other than the registered holder(s), or if the certificate(s) representing Osisko Shares and Rights Certificate(s), if applicable, in respect of which the Offer is not being accepted is (are) to be returned to a person other than such registered holder(s) or sent to an address other than the address of the registered holder(s) shown on the securities register maintained by or on behalf of Osisko:

(i)	all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution;

(ii)	the accompanying certificate(s) must be endorsed or accompanied by an appropriate power of attorney, in either case, duly and properly completed by the registered holder(s);

(iii)	the signature(s) on the endorsement panel or power of attorney must correspond exactly to the name(s) of the registered holder(s) as registered or as appearing on the certificate(s); and

(iv)	such signature(s) must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

4.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any share certificate(s) and Rights Certificate(s), if applicable, or power of attorney is executed by a person acting as an executor, administrator, trustee, guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative or fiduciary capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of such person’s authority to act. Either of the Offeror or the Depositary, at its sole discretion, may require additional evidence of authority or additional documentation.

5.	Delivery Instructions

If any cheque(s) and certificate(s) representing Goldcorp Shares is (are) to be sent to or, in respect of partial deposits of certificate(s) representing Osisko Shares are to be returned to, someone at an address other than the address of the Osisko Shareholder as it appears in Block A on this Letter of Transmittal, entitled “Registration and Payment Instructions”, then Block B on this Letter of Transmittal, entitled “Delivery Instructions”, should be completed. If Block B is not completed, any cheque(s) and certificate(s) representing Goldcorp Shares will be mailed to the depositing Osisko Shareholder at the address of such Osisko Shareholder as it appears in Block A or, if no address is provided in Block A, then they will be mailed to the address of such Osisko Shareholder as it appears on the securities register maintained by or on behalf of Osisko. Any cheque(s) and certificate(s) representing Goldcorp Shares mailed in accordance with the terms of the Offer and this Letter of Transmittal will be deemed to be delivered at the time of mailing.

6.	Partial Deposits

If less than the total number of Osisko Shares evidenced by any certificate(s) submitted is to be deposited, fill in the number of Osisko Shares to be deposited in the appropriate space in Box 1 and Box 2 (if applicable), entitled “Description of Osisko Shares Deposited Under the Offer” and “Description of SRP Rights Deposited Under the Offer”, respectively, on this Letter of Transmittal. In such case, new certificate(s) for the number of Osisko Shares not deposited will be sent to the registered holder unless otherwise provided as soon as practicable after the Expiry Time. The total number of Osisko Shares evidenced by all certificate(s) delivered will be deemed to have been deposited under the Offer unless otherwise indicated. Note that this Instruction is not applicable to Osisko Shareholders who deposit their Osisko Shares by book-entry transfer.

7.	Solicitation

Identify the investment dealer or broker, if any, who solicited acceptance of the Offer by completing Block G on this Letter of Transmittal, entitled “Dealer or Broker Soliciting Acceptance of the Offer”. If this deposit represents more than one beneficial holder, all beneficial holder information must be provided on a list that must accompany the deposit.

8.	Important Tax Information for US Osisko Shareholders

To ensure compliance with Internal Revenue Service (“IRS”) Circular 230, Osisko Shareholders are hereby notified that: (a) any discussion of US federal tax issues contained or referred to in this Letter of Transmittal or any document referred to herein is not intended or written to be used, and cannot be used, by Osisko Shareholders for the purpose of avoiding penalties that may be imposed on them under the United States Internal Revenue Code of 1986, as amended; (b) such discussion is written for use in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) Osisko Shareholders should seek advice based on their particular circumstances from their own tax advisor.

US federal income tax law requires a US Osisko Shareholder (as defined above in Block E) who receives cash payments pursuant to the purchase of his, her or its Osisko Shares by the Offeror pursuant to the Offer to provide the Depositary with his, her or its correct Taxpayer Identification Number (“TIN”), which, in the case of a US Osisko Shareholder who is an individual, is generally the individual’s social security number. If the Depositary is not provided with the correct TIN or an adequate basis for an exemption, as the case may be, such US Osisko Shareholder may be subject to penalties imposed by the IRS and backup withholding.

In general, to prevent backup withholding, each US Osisko Shareholder that is a US person (as defined above in Block E) must provide the Depositary with his, her or its correct TIN by duly completing the enclosed IRS Form W-9 in accordance with the instructions attached thereto, which requires such US Osisko Shareholder to certify under penalty of perjury: (a) that the TIN provided is correct (or that such US Osisko Shareholder is awaiting a TIN); (b) that (i) the US Osisko Shareholder is exempt from backup withholding; (ii) the US Osisko Shareholder has not been notified by the IRS that it is subject to backup withholding as a result of a failure to report all interest or dividends; or (iii) the IRS has notified the US Osisko Shareholder that it is no longer subject to backup withholding; and (c) that the US Osisko Shareholder is a US person (as defined above in Block E).

Generally, certain exempt holders are not subject to backup withholding. To prevent possible erroneous backup withholding, an exempt holder must enter his, her or its correct TIN in Part I of the enclosed IRS Form W-9, provide the applicable codes in the box labelled ‘Exemptions’, and sign and date the form. For more details, see the enclosed IRS Form W-9.

If a US Osisko Shareholder that is a US person does not have a TIN, such US Osisko Shareholder should: (a) consult the enclosed IRS Form W-9 for instructions as to how to apply for a TIN; (b) write “Applied For” in the space for the TIN in Part I of the enclosed IRS Form W-9; and (c) sign and date the enclosed IRS Form W-9. The Depositary may withhold on all payments made prior to the time a properly certified TIN is provided to it. A US Osisko Shareholder who writes “Applied For” in Part I of the enclosed IRS Form W-9 should furnish the Depositary with such US Osisko Shareholder’s TIN as soon as it is received. In such case, the Depositary will withhold on any payment made to such US Osisko Shareholder prior to the time a properly certified TIN is provided to the Depositary.

If the enclosed IRS Form W-9 is not applicable to a US Osisko Shareholder because such US Osisko Shareholder is not a US person for United States federal tax purposes, such US Osisko Shareholder will instead need to submit an appropriate and properly completed IRS Form W-8, signed under penalty of perjury, to avoid backup withholding. An appropriate IRS Form W-8 may be obtained from the Depositary. Such forms are also available on the IRS website at www.irs.gov.

Backup withholding is not an additional US federal income tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such US Osisko Shareholder’s US federal income tax liability, provided the required information is timely furnished to the IRS.

A US OSISKO SHAREHOLDER WHO FAILS TO PROPERLY COMPLETE AND TIMELY SUBMIT THE ENCLOSED IRS FORM W-9 OR, WHERE APPLICABLE, THE APPROPRIATE IRS FORM W-8, MAY BE SUBJECT TO BACKUP WITHHOLDING ON ANY CASH PAYMENT MADE TO SUCH US OSISKO SHAREHOLDER PURSUANT TO THE OFFER AND MAY BE SUBJECT TO PENALTIES.

OSISKO SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO (A) THE APPLICABILITY OF THE BACKUP WITHHOLDING AND INFORMATION REPORTING REQUIREMENTS TO THEM AND (B) THE PROPER COMPLETION OF ENCLOSED IRS FORM W- 9 OR THE APPROPRIATE IRS FORM W-8.

9.	Miscellaneous

(a)	If the space in Box 1 or Box 2 of this Letter of Transmittal, as applicable, is insufficient to list all certificate(s) for Deposited Osisko Shares, additional certificate numbers and number of Deposited Osisko Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Deposited Osisko Shares are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted and no fractional Osisko Shares will be purchased. All depositing Osisko Shareholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of Deposited Osisko Shares for payment, except as required by applicable Laws.

(d)	The Offer and all contracts resulting from acceptance thereof shall be governed by, and be construed in accordance with, the Laws of the Province of Ontario and the Laws of Canada applicable therein. Each party to a contract resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario and all courts competent to hear appeals therefrom.

(e)	The Offeror will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of the Osisko Shares pursuant to the Offer except as otherwise set out in the accompanying Offer and Circular, provided that the Offeror may make other arrangements with soliciting dealers and/or information agents outside of Canada.

(f)	Before completing this Letter of Transmittal, you are urged to read the accompanying Offer and Circular.

(g)	All questions as to the validity, form, eligibility (including, without limitation, timely receipt) and acceptance of any Osisko Shares deposited pursuant to the Offer will be determined by the Offeror in its sole discretion. Depositing Osisko Shareholders agree that such determination shall be final and binding. The Offeror reserves the absolute right to reject any and all deposits which it determines not to be in proper form or which may be unlawful to accept under the Laws of any jurisdiction. The Offeror reserves the absolute right to waive any defects or irregularities in the deposit of any Osisko Shares. There shall be no duty or obligation of the Offeror, the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice. The Offeror’s interpretation of the terms and conditions of the Offer and Circular, this Letter of Transmittal, the Notice of Guaranteed Delivery, if applicable, and any other related documents will be final and binding. The Offeror reserves the right to permit the Offer to be accepted in a manner other than that set out in the Offer and Circular.

(h)	Additional copies of the Offer and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained, without charge, upon request from the Depositary, the Information Agent or the Dealer Managers at their respective offices specified in this Letter of Transmittal, and are accessible on the Canadian Securities Administrators’ website at www.sedar.com.

(i)	All cash amounts payable under the Offer will be paid in Canadian dollars.

10.	Lost Certificates

If a certificate representing Osisko Shares has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss and providing your telephone number, to the Depositary at its office in Toronto, Ontario as specified in this Letter of Transmittal. The Depositary will forward such letter to Osisko’s registrar and transfer agent so that the registrar and transfer agent may provide replacement instructions. If a certificate representing Osisko Shares has been lost, destroyed, mutilated or mislaid, the foregoing action must be taken sufficiently in advance of the Expiry Time in order to obtain a replacement certificate in sufficient time to permit the Osisko Shares represented by the replacement certificate to be deposited under the Offer prior to the Expiry Time.

11.	Privacy Notice

The Depositary is committed to protecting your personal information. In the course of providing services to you and its corporate clients, the Depositary receives non-public personal information about you from transactions performed by the Depositary for you, forms you send to the Depositary, other communications the Depositary has with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. The Depositary uses this to administer your account, to better serve your and its clients’ needs and for other lawful purposes relating to its services. Some of your information may be transferred to servicers in the US for data processing and/or storage. The

Depositary will use the information you are providing in order to process your request and will treat your signature(s) as your consent to us so doing.

12.	Assistance

Questions or requests for assistance in accepting the Offer, completing this Letter of Transmittal and depositing the Osisko Shares with the Depositary may be directed to the Depositary, the Information Agent or the Dealer Managers. Their contact details are provided at the end of this document. Osisko Shareholders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Offer.

The Dealer Managers for the Offer are:

In Canada GMP Securities L.P. 145 King Street West, Suite 300 Toronto, Ontario M5H 1J8 Telephone: 416-943-6130 Facsimile: 416-943-6134	In the United States Griffiths McBurney Corp. 145 King Street West, Suite 300 Toronto, Ontario M5H 1J8 Telephone: 416-943-6643 Facsimile: 416-943-6164	In Canada Scotia Capital Inc. 18th Floor 650 West Georgia St. Vancouver, British Columbia V6B 4N9 Telephone: 604-601-1579 Facsimile: 604-661-7496	In the United States Scotia Capital (USA) Inc. One Liberty Plaza 25th Floor 165 Broadway New York, New York 10006 Telephone: 212-225-6853 Facsimile: 212-225-6852

The Depositary for the Offer is:

CST Trust Company

By Mail CST Trust Company Attention: Corporate Actions PO Box 1036 Adelaide Street Postal Station Toronto, Ontario M5C 2K4	By Registered Mail, Hand or by Courier CST Trust Company Attention: Corporate Actions 320 Bay Street, B1 Level Toronto, Ontario M5H 4A6

North American Toll Free Phone:

1-800-387-0825

Outside North America, Banks and Brokers Call Collect:

+1-416-682-3860

E-mail: inquiries@canstockta.com

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokerage Firms Please Call Collect: 212-269-5550

All Others Call Toll-Free: 1-800-290-6431

Email: information@dfking.com

Any questions or requests for assistance or additional copies of this Letter of Transmittal and the Offer and Circular may be directed by holders of Osisko Shares to the Depositary, the Information Agent or the Dealer Managers at their respective telephone numbers and locations set out above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.